KKR & Co. Inc. Reports Fourth Quarter and Full Year 2018 Results
__________________________________________________________________________________________________________________________________________________________________________
NEW YORK, February 1, 2019 - KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter and full year 2018 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $(393.0) million and $1,097.7 million for the quarter and full year ended December 31, 2018, respectively. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $(0.74) and $2.06 for the quarter and full year ended December 31, 2018, respectively. KKR & Co. Inc. Stockholders' Equity - Common Stockholders was $8.2 billion (1) as of December 31, 2018, or $15.27 per outstanding share of Class A common stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share(2) were $460.1 million and $0.55, respectively, for the quarter ended December 31, 2018. After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $1,597.2 million and $1.93, respectively, for the full year ended December 31, 2018.

Highlights

•
Monetization activity in Private Markets drove After-tax Distributable Earnings of $460.1 million, or $0.55 per adjusted share for the fourth quarter.  For 2018, After-tax Distributable Earnings were $1.93 per adjusted share, up 16% on a year-over-year basis.

•	As of December 31, 2018, Assets Under Management were $195 billion, up 16% on a year-over-year basis driven primarily by organic new capital raised.

•
As of December 31, 2018, Fee Paying Assets Under Management were $141 billion, up 20% on a year-over-year basis.  Uncalled commitments that will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period was $23 billion.

•	Capital Invested and Syndicated Capital totaled $10.3 billion for the quarter ended December 31, 2018, anchored by strong deployment activity in KKR’s Private Equity and Alternative Credit strategies.

•	Book value was $13.0 billion as of December 31, 2018, or $15.57 per outstanding adjusted share.

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“We had a solid finish to a strong year, generating one of the highest Distributable Earnings quarters in our history,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Through our integrated model - the combination of our investment funds, balance sheet and capital markets capabilities - and the creativity of our investment teams, we had an active deployment quarter investing and syndicating over $10 billion of capital on behalf of our limited partners and clients on a global basis.”

Note: Certain financial measures, including after-tax distributable earnings, book value, adjusted shares, adjusted shares eligible for distribution and outstanding adjusted shares, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). After-tax distributable earnings and book value are among the segment measures provided in our GAAP financial statements. See information that follows for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1)
KKR & Co. Inc. Stockholders' Equity - Common Stockholders represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segment is presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

(2)	Based on weighted average adjusted shares eligible for distribution.

GAAP RESULTS COMMENTARY
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $(393.0) million for the quarter ended December 31, 2018, compared to $166.4 million for the quarter ended December 31, 2017. Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $1,097.7 million for the year ended December 31, 2018, compared to $984.9 million for the year ended December 31, 2017.
Revenues were $(178.1) million for the quarter ended December 31, 2018, compared to $1,024.1 million for the quarter ended December 31, 2017. The decrease was primarily due to net unrealized carried interest losses in the current period, partially offset by a higher level of transaction fees. Revenues were $2,395.8 million for the year ended December 31, 2018, compared to $3,557.3 million for the year ended December 31, 2017. The decrease was primarily due to a lower level of capital allocation-based income driven by a lower level of net appreciation in our investment funds, partially offset by a higher level of transaction fees each as compared to the prior period.
Expenses for the quarter and year ended December 31, 2018 were $237.7 million and $2,089.5 million, respectively, compared to $636.7 million and $2,336.7 million for the comparable periods of 2017. The decrease in both periods was primarily due to the reversal of carried interest compensation resulting from net unrealized carried interest losses for the quarterly period and a lower level of net appreciation in the value of our investment funds for the annual period.
Total investment income (loss) was $(798.1) million for the quarter ended December 31, 2018, compared to $274.1 million for the quarter ended December 31, 2017. The decrease was primarily due to net investment losses that were recognized in the current quarter resulting primarily from a decline in the value of our investment portfolio. Total investment income (loss) was $1,950.5 million for the year ended December 31, 2018, compared to $1,563.8 million for the year ended December 31, 2017. The increase was primarily due to a higher level of net gains in our investment portfolio compared to the prior period.
KKR's conversion from a limited partnership to a corporation on July 1, 2018 (the "Conversion") resulted in KKR obtaining a partial step-up in the tax basis of certain assets that will be recovered as those assets are sold or the basis is amortized. On the date of the Conversion, we recorded an estimated net tax benefit and estimated net deferred tax asset of $257.1 million relating to this partial step-up in tax basis. Our overall tax provision is based on, among other things, an estimate of the amount of such partial step-up in tax basis that is derived from an analysis of the basis of our unitholders in their ownership of KKR common units at December 31, 2017, as adjusted by partial information received by KKR for some trades made in KKR common units in 2018. While this information does not completely reflect the actual basis of our unitholders at June 30, 2018, our estimate is based on the most recent unitholder basis information available to us. Since the unitholder basis information currently available to us does not completely reflect the actual basis of our unitholders at June 30, 2018, the amount of partial step-up in tax basis as finally determined is expected to differ, possibly materially, from the current estimate, which in turn is expected to cause KKR’s income tax provision and effective tax rate under GAAP to differ, possibly to a material extent, from the current estimate described above.

SEGMENT RESULTS COMMENTARY
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $460.1 million for the quarter ended December 31, 2018, compared with $372.6 million in the comparable prior period. After-tax distributable earnings were $1,597.2 million for the year ended December 31, 2018, compared with $1,355.6 million in the comparable prior period. The increase in both periods was primarily due to (i) an increase in transaction fees primarily in our Capital Markets business line, (ii) an increase in net realized gains at our Principal Activities business line, reflecting higher net realizations in our private equity strategy, (iii) an increase in management fees as described below, and (iv) a higher level of incentive fees relating to both our business development companies ("BDCs") and strategic partnership with Marshall Wace. These increases were partially offset by an increase in income taxes paid reflecting the increased amount of corporate taxes payable following the Conversion and an increase in compensation reflecting a higher level of total segment revenues in the current periods.
ASSETS UNDER MANAGEMENT
AUM was $194.7 billion as of December 31, 2018 compared to $194.6 billion as of September 30, 2018 and $168.5 billion as of December 31, 2017. For the fourth quarter, $11.3 billion of new capital raised was driven by fundraising activities in our private equity and leveraged credit strategies.  These increases were partially offset by: i) a decrease in the value of our private equity portfolio and various credit strategies reflecting, in part, the volatility seen across markets evidenced by the 13.5% decline in the S&P 500 index in the fourth quarter on a total return basis; and ii) distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets business line.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $141.0 billion as of December 31, 2018 compared to $139.3 billion as of September 30, 2018 and $117.4 billion as of December 31, 2017. The increase was primarily driven by new capital raised in our leveraged credit strategy. The increase was partially offset by distributions made in our Public Markets business line and distributions to limited partners of our private equity funds arising from realizations.

MANAGEMENT FEES
Management fees were $279.4 million for the quarter ended December 31, 2018, compared with $234.4 million in the comparable prior period. Management fees were $1,069.1 million for the year ended December 31, 2018, compared to $905.2 million in the comparable prior period. The increase in both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER SHARE
Book value per adjusted share was $15.57 as of December 31, 2018, up 10%, compared with $14.20 as of December 31, 2017. The increase was primarily attributable to net appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of dividends to Class A common stockholders, over the last twelve months.

DIVIDENDS AND OTHER
A dividend of $0.125 per share of Class A common stock has been declared for the fourth quarter of 2018, which will be paid on February 26, 2019 to holders of record of Class A common stock as of the close of business on February 11, 2019. Under KKR's current dividend policy, KKR expects to pay its Class A common stockholders an annualized dividend of $0.50 per share of Class A common stock, equal to a quarterly dividend of $0.125 per share of Class A common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on March 15, 2019 to holders of record of Series A Preferred Stock as of the close of business on March 1, 2019. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on March 15, 2019 to holders of record of Series B Preferred Stock as of the close of business on March 1, 2019.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained.
On December 7, 2018, KKR amended and restated its $1.0 billion corporate revolving credit facility (the “Credit Facility”) by extending the maturity to December 7, 2023. Borrowings under the Credit Facility are available for general corporate purposes.

SHARE REPURCHASE ACTIVITY (1)
KKR has authorized a repurchase program which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plan. In total, as can be seen in the table below, KKR has used approximately $895 million to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through January 25, 2019.

Share Repurchase Activity -- October 27, 2015 through January 25, 2019 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	40.5
Reduction of Shares Issuable to Participants (3)	12.6
Total Repurchased Shares and Retired Equity Awards	53.1
Total Capital Used	$895
Average Price Paid Per Share (4)	$16.85
Remaining Availability under Current Share Repurchase Plan	$254

From September 30, 2018 through January 25, 2019, KKR used a total of approximately $167 million to repurchase 5.5 million shares in the open market and to retire equity awards representing 1.6 million shares that otherwise would have been issued to participants in its equity incentive plan. During this period, open market purchases were made at an average cost of $22.00 per share.

(1)	References to the repurchase and reduction of shares relate to shares of KKR Class A common stock

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)	Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (and any successor equity plan thereto).

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to January 25, 2019 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Friday, February 1, 2019 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 6389788, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter and year ended December 31, 2018 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues
Fees and Other	$541,583	$425,222	$1,841,326	$1,541,604
Capital Allocation-Based Income (1)	(719,639)	598,851	554,510	2,015,676
Total Revenues	(178,056)	1,024,073	2,395,836	3,557,280
Expenses
Compensation and Benefits	43,293	461,173	1,374,363	1,695,490
Occupancy and Related Charges	14,919	14,572	59,706	58,722
General, Administrative and Other	179,524	160,958	655,408	582,480
Total Expenses	237,736	636,703	2,089,477	2,336,692
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	(1,001,286)	35,079	1,254,832	928,144
Dividend Income	37,501	101,971	175,154	202,115
Interest Income	407,178	348,587	1,396,532	1,242,419
Interest Expense	(241,508)	(211,495)	(876,029)	(808,898)
Total Investment Income (Loss)	(798,115)	274,142	1,950,489	1,563,780

Income (Loss) Before Taxes	(1,213,907)	661,512	2,256,848	2,784,368

Income Tax (Benefit)	(143,294)	146,826	(194,098)	224,326

Net Income (Loss)	(1,070,613)	514,686	2,450,946	2,560,042

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	(57,246)	9,776	(37,352)	73,972
Net Income (Loss) Attributable to Noncontrolling Interests	(628,726)	330,180	1,357,235	1,467,765

Net Income (Loss) Attributable to KKR & Co. Inc.	(384,641)	174,730	1,131,063	1,018,305

Preferred Stock Dividends	8,341	8,341	33,364	33,364

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$(392,982)	$166,389	$1,097,699	$984,941

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$(0.74)	$0.35	$2.14	$2.10
Diluted (2)	$(0.74)	$0.32	$2.06	$1.95
Weighted Average Shares of Class A Common Stock Outstanding
Basic	532,266,521	481,165,742	514,102,571	468,282,642
Diluted (2)	532,266,521	520,156,583	533,707,039	506,288,971

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	December 31, 2018	December 31, 2017

Assets
Cash and Cash Equivalents	$1,751,287	$1,876,687
Investments	44,907,982	39,013,934
Other Assets	4,084,106	4,944,098
Total Assets	50,743,375	45,834,719

Liabilities and Equity
Debt Obligations	22,341,192	21,193,859
Other Liabilities	3,019,574	3,978,060
Total Liabilities	25,360,766	25,171,919

Redeemable Noncontrolling Interests	1,122,641	610,540

Stockholders' Equity
Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,167,056	6,703,382
Noncontrolling Interests	15,610,358	12,866,324
Total Equity	24,259,968	20,052,260
Total Liabilities and Equity	$50,743,375	$45,834,719

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock - Basic	$15.27	$13.79

(1)
Prior to January 1, 2018, to the extent an investment fund was not consolidated, KKR accounted for carried interest within Fees and Other separately from its capital interest, which was included in Net Gains (Losses) from Investment Activities in the statements of operations. Effective January 1, 2018, the carried interest component of the general partner interest and the capital interest KKR holds in its investment funds as the general partner are accounted for as a single unit of account and reported in Capital Allocation-Based Income within Revenues in the statements of operations. This change in accounting has been applied on a full retrospective basis.

(2)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships. For the quarter ended December 31, 2018, unvested shares of Class A common stock are excluded from the calculation of diluted earnings per share of Class A common stock because inclusion of such unvested shares of Class A common stock would be anti-dilutive having the effect of decreasing the loss per share of Class A common stock.

KKR
SEGMENT RESULTS AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED) (1)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Segment Revenues
Fees and Other, Net
Management Fees	$279,444	$276,595	$234,381	$1,069,074	$905,188
Transaction Fees	367,685	289,030	198,580	977,485	777,247
Monitoring Fees	24,420	20,176	22,949	87,520	81,021
Fee Credits	(101,154)	(82,187)	(50,281)	(280,136)	(261,429)
Total Fees and Other, Net	570,395	503,614	405,629	1,853,943	1,502,027

Realized Performance Income (Loss)
Carried Interest	259,394	414,609	308,671	1,218,647	1,198,981
Incentive Fees	86,271	18,001	65,011	138,330	73,395
Total Realized Performance Income (Loss)	345,665	432,610	373,682	1,356,977	1,272,376

Realized Investment Income (Loss)
Net Realized Gains (Losses)	78,943	181,026	31,336	365,324	194,020
Interest Income and Dividends	80,946	61,717	90,421	286,468	285,696
Total Realized Investment Income (Loss)	159,889	242,743	121,757	651,792	479,716

Total Segment Revenues	1,075,949	1,178,967	901,068	3,862,712	3,254,119

Segment Expenses
Compensation and Benefits (2)	395,282	469,107	349,638	1,533,431	1,282,745
Occupancy and Related Charges	14,203	14,571	13,962	57,022	56,410
Other Operating Expenses	98,753	73,402	66,688	293,621	243,772
Total Segment Expenses	508,238	557,080	430,288	1,884,074	1,582,927

Segment Operating Earnings	567,711	621,887	470,780	1,978,638	1,671,192

Interest Expense	47,017	44,696	47,264	187,379	181,612
Preferred Dividends	8,341	8,341	8,341	33,364	33,364
Income (Loss) Attributable to Noncontrolling Interests	4,250	2,272	2,741	8,807	6,551
Income Taxes Paid	47,980	69,880	39,837	151,848	94,065
After-tax Distributable Earnings	$460,123	$496,698	$372,597	$1,597,240	$1,355,600

Per Adjusted Share Eligible for Distribution	$0.55	$0.60	$0.45	$1.93	$1.66
Weighted Average Adjusted Shares Eligible for Distribution	833,010,571	829,125,784	821,280,755	829,443,128	816,466,568

Assets Under Management	$194,720,400	$194,613,800	$168,470,600	$194,720,400	$168,470,600
Fee Paying Assets Under Management	$141,007,700	$139,285,700	$117,437,500	$141,007,700	$117,437,500
Capital Invested and Syndicated Capital	$10,304,800	$7,075,800	$5,971,800	$26,493,900	$23,045,100
Uncalled Commitments	$57,959,000	$57,880,100	$56,553,100	$57,959,000	$56,553,100

Fee Related Earnings	$331,188	$291,194	$236,448	$1,064,884	$865,520

Note: See "Information on Key Segment & Other Measures" for more information about certain non-GAAP financial measures and Exhibit A for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1)
See Exhibit A for reconciliations of (i) Net Income (Loss) attributable to KKR & Co. Inc. Per Share of Class A Common Stock (GAAP basis) to After-tax Distributable Earnings, (ii) Total GAAP Revenues to Total Segment Revenues, and (iii) Total GAAP Expenses to Total Segment Expenses. See reconciliation of GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution in the information that follows.

(2)
Includes equity-based compensation of $57,016, $59,801, and $54,468 for the quarters ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively, and $242,811 and $204,308 for the year ended December 31, 2018 and 2017, respectively.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Fees and Other, Net
Management Fees	$174,470	$176,071	$155,845	$665,026	$575,451
Transaction Fees	114,780	93,866	51,487	303,902	288,879
Monitoring Fees	24,420	20,176	22,949	87,520	81,021
Fee Credits	(81,278)	(73,571)	(43,456)	(239,441)	(220,710)
Total Fees and Other, Net	232,392	216,542	186,825	817,007	724,641

Realized Performance Income (Loss)
Carried Interest	259,394	404,709	308,671	1,208,747	1,198,981
Incentive Fees	1,041	—	—	1,041	—
Total Realized Performance Income (Loss)	$260,435	$404,709	$308,671	$1,209,788	$1,198,981

Assets Under Management	$103,396,500	$103,656,200	$97,527,100	$103,396,500	$97,527,100
Fee Paying Assets Under Management	$66,830,000	$66,060,400	$61,678,600	$66,830,000	$61,678,600
Capital Invested	$4,337,600	$3,887,700	$2,262,600	$13,224,100	$13,342,400
Uncalled Commitments	$48,160,900	$48,104,700	$47,405,100	$48,160,900	$47,405,100

PUBLIC MARKETS BUSINESS LINE

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Fees and Other, Net
Management Fees	$104,974	$100,524	$78,536	$404,048	$329,737
Transaction Fees	20,634	8,666	7,330	42,531	48,370
Fee Credits	(19,876)	(8,616)	(6,825)	(40,695)	(40,719)
Total Fees and Other, Net	105,732	100,574	79,041	405,884	337,388

Realized Performance Income (Loss)
Carried Interest	—	9,900	—	9,900	—
Incentive Fees	85,230	18,001	65,011	137,289	73,395
Total Realized Performance Income (Loss)	$85,230	$27,901	$65,011	$147,189	$73,395

Assets Under Management	$91,323,900	$90,957,600	$70,943,500	$91,323,900	$70,943,500
Fee Paying Assets Under Management	$74,177,700	$73,225,300	$55,758,900	$74,177,700	$55,758,900
Capital Invested	$1,978,200	$1,631,100	$1,191,200	$6,932,400	$5,017,100
Uncalled Commitments	$9,798,100	$9,775,400	$9,148,000	$9,798,100	$9,148,000

CAPITAL MARKETS BUSINESS LINE

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Transaction Fees	$232,271	$186,498	$139,763	$631,052	$439,998

Syndicated Capital	$3,989,000	$1,557,000	$2,518,000	$6,337,400	$4,685,600

PRINCIPAL ACTIVITIES BUSINESS LINE

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$78,943	$181,026	$31,336	365,324	194,020
Interest Income and Dividends	80,946	61,717	90,421	286,468	285,696
Total Realized Investment Income (Loss)	$159,889	$242,743	$121,757	$651,792	$479,716

KKR
SEGMENT BALANCE SHEET (UNAUDITED)
(Amounts in thousands, except per outstanding adjusted share amounts)

	As of
	December 31, 2018		December 31, 2017
Cash and Short-term Investments	$2,502,239		$3,214,794
Investments	9,847,464	(1)	8,488,606
Unrealized Carried Interest	1,223,084	(2)	1,620,401	(2)
Corporate Real Estate	161,225		161,225
Tax Assets	561,114		—
Other Assets	3,292,510		2,276,286
Total Assets	$17,587,636		$15,761,312

Debt Obligations - KKR (ex-KFN)	$2,367,801		$2,000,000
Debt Obligations - KFN	948,517		764,767
Preferred Shares - KFN	—		373,750
Tax Liabilities	174,395		—
Other Liabilities	590,981		426,699
Total Liabilities	4,081,694		3,565,216

Noncontrolling Interests	25,382		22,187
Preferred Stock	500,000		500,000

Book Value	$12,980,560		$11,673,909

Book Value Per Outstanding Adjusted Share	$15.57		$14.20

Note: As of December 31, 2018, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of December 31, 2018.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides unrealized carried interest by business line:

	As of
	December 31, 2018	December 31, 2017
Private Markets Business Line	$1,083,163	$1,480,142
Public Markets Business Line	139,921	140,259
Total	$1,223,084	$1,620,401

KKR
SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of December 31, 2018

Investments	Fair Value

Private Equity Co-Investments and Other Equity	$4,013,910
Private Equity Funds	1,693,992
Private Equity Total	5,707,902

Energy	667,798
Real Estate	794,835
Infrastructure	500,088
Real Assets Total	1,962,721

Special Situations	565,571
Direct Lending	97,541
Mezzanine	32,476
Alternative Credit Total	695,588
CLOs	626,661
Other Credit	262,645
Credit Total	1,584,894

Other	591,947

Total Investments	$9,847,464

	As of December 31, 2018

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
First Data Corporation	$998,113	10.1%
USI, Inc.	650,144	6.6%
Heartland Dental	332,480	3.4%
KKR Real Estate Finance Trust Inc.	311,188	3.2%
PetVet	291,826	3.0%
Total Significant Investments	2,583,751	26.3%

Other Investments	7,263,713	73.7%
Total Investments	$9,847,464	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity and core private equity funds, core private equity co-investments, and other opportunistic investments. However, equity investments in other asset classes, such as real estate, alternative credit, and energy appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of December 31, 2018. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line		Public Markets Business Line		Total
Quarter Ended December 31, 2018
September 30, 2018	$103,656,200		$90,957,600		$194,613,800
New Capital Raised	5,426,900		5,890,000		11,316,900
Impact of Other Transactions	—		(1,149,500)	(1)	(1,149,500)
Distributions and Other	(2,429,700)		(2,194,400)	(2)	(4,624,100)
Change in Value	(3,256,900)		(2,179,800)		(5,436,700)
December 31, 2018	$103,396,500		$91,323,900		$194,720,400

Year Ended December 31, 2018
December 31, 2017	$97,527,100		$70,943,500		$168,470,600
New Capital Raised	14,755,500		19,253,900		34,009,400
Impact of Other Transactions	—		12,039,600	(3)	12,039,600
Distributions and Other	(12,751,000)	(4)	(9,279,000)	(5)	(22,030,000)
Change in Value	3,864,900		(1,634,100)		2,230,800
December 31, 2018	$103,396,500		$91,323,900		$194,720,400

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended December 31, 2018
September 30, 2018	$66,060,400	$73,225,300		$139,285,700
New Capital Raised	1,501,000	6,225,800		7,726,800
Impact of Other Transactions	—	(1,149,500)	(1)	(1,149,500)
Distributions and Other	(870,600)	(2,214,200)	(2)	(3,084,800)
Change in Value	139,200	(1,909,700)		(1,770,500)
December 31, 2018	$66,830,000	$74,177,700		$141,007,700

Year Ended December 31, 2018
December 31, 2017	$61,678,600	$55,758,900		$117,437,500
New Capital Raised	11,079,900	17,871,900		28,951,800
Impact of Other Transactions	—	12,039,600	(3)	12,039,600
Distributions and Other	(5,233,200)	(9,567,000)	(5)	(14,800,200)
Net Changes in Fee Base of Certain Funds (6)	(1,040,300)	—		(1,040,300)
Change in Value	345,000	(1,925,700)		(1,580,700)
December 31, 2018	$66,830,000	$74,177,700		$141,007,700

(1)
Includes (i) a reduction of $3,060.7 million of AUM and FPAUM in connection with the sale of KKR's equity interest in Nephila Capital and (ii) KKR's incremental pro rata portion of AUM and FPAUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018.

(2)	Includes $1,407.6 million of redemptions by fund investors.

(3)
Includes (i) $13,189.1 million of AUM and FPAUM managed by FS Investments in connection with the completion of the FS Investments transaction, (ii) KKR's incremental pro rata portion of AUM and FPAUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018 and (iii) a reduction of $3,060.7 million of AUM and FPAUM in connection with the sale of KKR's equity interest in Nephila Capital.

(4)	Includes $812.0 million of expired commitments that are no longer eligible to be called.

(5)	Includes $5,746.4 million of redemptions by fund investors.

(6)	Represents the impact of certain funds entering their post-investment period.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of December 31, 2018
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
European Fund V	(4)	(5)	$4,948.0	$4,948.0	8.1%	$—	$—	$—	$—
Asian Fund III	4/2017	4/2023	9,000.0	7,433.2	5.6%	1,566.8	—	1,566.8	1,929.8
Americas Fund XII	1/2017	1/2023	13,500.0	8,874.7	6.0%	4,643.9	89.0	4,640.2	4,760.5
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	1,162.5	11.3%	168.5	—	168.5	243.6
Next Generation Technology Growth Fund	3/2016	3/2021	658.9	244.8	22.5%	414.1	—	414.1	708.8
European Fund IV	12/2014	12/2020	3,511.7	918.1	5.6%	2,686.4	461.2	2,303.3	3,632.2
Asian Fund II	4/2013	4/2017	5,825.0	649.2	1.3%	6,182.4	2,702.5	4,582.8	6,397.1
North America Fund XI	9/2012	1/2017	8,718.4	851.9	2.9%	9,300.5	8,095.0	5,934.6	9,799.7
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	721.8	584.2	557.7
European Fund III (1)	3/2008	3/2014	5,559.8	222.9	5.1%	5,336.9	9,776.0	755.4	1,174.3
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,409.6	239.2	294.4
2006 Fund (1)	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	29,606.2	3,668.8	4,268.1
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,479.3	—	58.6
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
Total Private Equity and Growth Funds			87,439.1	25,643.0		64,310.7	82,463.7	24,857.9	33,830.9

Co-Investment Vehicles and Other	Various	Various	8,037.0	2,785.5	Various	5,470.7	3,547.5	3,734.7	5,191.4

Total Private Equity			95,476.1	28,428.5		69,781.4	86,011.2	28,592.6	39,022.3

Real Assets
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,961.1	611.7	1,441.0	1,582.3
Natural Resources Fund (1)	Various	Various	887.4	2.6	Various	884.8	115.9	201.5	165.0
Global Energy Opportunities	Various	Various	979.2	327.1	Various	479.6	87.9	350.7	306.2
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.4	4.8%	1,047.6	1,292.4	380.7	540.0
Global Infrastructure Investors II	10/2014	6/2018	3,040.3	359.1	4.1%	2,911.0	318.7	2,665.8	3,223.9
Global Infrastructure Investors III	6/2018	6/2024	7,162.1	6,663.2	3.8%	498.9	—	498.9	479.5
Real Estate Partners Americas	5/2013	5/2017	1,229.1	352.7	16.3%	1,004.3	1,111.3	363.0	367.1
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	1,441.0	7.8%	487.6	24.4	475.6	515.4
Real Estate Partners Europe	9/2015	6/2020	709.3	351.8	9.7%	375.8	22.3	360.2	427.8
Real Estate Credit Opportunity Partners	2/2017	2/2019	1,130.0	293.5	4.4%	836.5	52.9	836.5	859.6
Co-Investment Vehicles and Other	Various	Various	2,135.4	743.9	Various	1,391.5	680.2	1,388.3	1,628.0
Total Real Assets			22,208.4	10,619.6		11,878.7	4,317.7	8,962.2	10,094.8

Core Investment Vehicles	Various	Various	9,500.0	6,560.7	36.8%	2,939.3	—	2,939.3	3,462.5

Unallocated Commitments (2)			2,552.1	2,552.1	Various	—	—	—	—

Private Markets Total			129,736.6	48,160.9		84,599.4	90,328.9	40,494.1	52,579.6

Public Markets Business Line (3)

Alternative Credit
Special Situations Fund	12/2012	1/2016	2,274.3	1.6	11.6%	2,272.7	1,436.2	1,447.4	1,248.6
Special Situations Fund II	12/2014	3/2019	3,475.9	1,335.5	9.0%	2,140.4	127.9	2,140.3	2,235.8
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	1,060.1	256.4	302.0
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	1,396.6	2.2%	848.5	27.0	848.5	821.8
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	434.9	129.2	70.4
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	900.7	690.5	630.0
Lending Partners III	4/2017	11/2021	1,497.8	1,100.9	1.7%	396.9	—	396.9	446.7
Lending Partners Europe	3/2015	3/2019	847.6	309.5	5.0%	538.1	87.4	538.1	512.7
Total Alternative Credit			13,159.6	4,464.7		8,694.9	4,074.2	6,447.3	6,268.0

Other Alternative Credit Vehicles	Various	Various	8,409.0	4,011.1	Various	4,397.9	2,820.6	2,961.9	3,019.7

Unallocated Commitments (2)			450.0	450.0	Various	—	—	—	—

Public Markets Total			22,018.6	8,925.8		13,092.8	6,894.8	9,409.2	9,287.7

Total Eligible To Receive Carried Interest			$151,755.2	$57,086.7		$97,692.2	$97,223.7	$49,903.3	$61,867.3

(1)	The “Invested” and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Represents unallocated commitments from our strategic investor partnerships.

(3)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

(4)	Upon end date of predecessor fund.

(5)	Six years from first investment date.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of December 31, 2018
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$57,086.7	$61,867.3	$118,954.0
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	14,844.9	14,844.9
BDCs	—	16,778.5	16,778.5
KKR Real Estate Finance Trust Inc.	—	1,171.9	1,171.9
Other	—	2,936.3	2,936.3
Total Carried Interest and Incentive Fee Eligible	57,086.7	97,598.9	154,685.6
Collateralized Loan Obligations (CLOs)	—	13,025.9	13,025.9
Leveraged Credit / Hedge Fund Partnerships (1) / Other	872.3	26,136.6	27,008.9
Total Assets Under Management	$57,959.0	$136,761.4	$194,720.4

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $25,685.4 million, of which $14,844.9 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	December 31, 2018	December 31, 2017
Private Markets	$4,966,600	$5,345,500
Public Markets	307,400	351,500
Total	$5,274,000	$5,697,000

KKR
CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES ELIGIBLE FOR DISTRIBUTION

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares Eligible for Distribution:

	Quarter Ended
	December 31, 2018		September 30, 2018	December 31, 2017
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	532,266,521	(1)	525,240,214	481,165,742
Adjustments:
Weighted Average Other Securities (2)	—		354,338	2,501,282
Weighted Average KKR Holdings Units (3)	300,744,050		303,531,232	337,613,731
Weighted Average Adjusted Shares Eligible for Distribution (4)	833,010,571		829,125,784	821,280,755

	Year Ended
	December 31, 2018		December 31, 2017
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	514,102,571	(1)	468,282,642
Adjustments:
Weighted Average Other Securities (2)	881,800		3,761,831
Weighted Average KKR Holdings Units (3)	314,458,757		344,422,095
Weighted Average Adjusted Shares Eligible for Distribution (4)	829,443,128		816,466,568

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution and Outstanding Adjusted Shares:

	As of
	December 31, 2018		December 31, 2017
GAAP Shares of Class A Common Stock Outstanding	534,857,237	(1)	486,174,736
Adjustments:
Other Securities (2)	—		2,299,421
KKR Holdings Units (3)	299,081,239		335,971,334
Adjusted Shares Eligible for Distribution (4)	833,938,476		824,445,491
Adjustments:
Other Securities	—		(2,299,421)
Outstanding Adjusted Shares	833,938,476		822,146,070

Unvested Shares of Class A Common Stock	33,408,491		46,475,176

(1)	Includes 5.2 million shares of Class A common stock issued to affiliates of Marshall Wace LLP as partial consideration for an additional 5% interest acquired by KKR on November 30, 2018.

(2)
Represents vested other securities that are exchangeable into shares of Class A common stock. The issuance of shares of Class A common stock pursuant to such other securities dilutes KKR common stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(3)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

(4)	Amounts exclude unvested shares granted under the Equity Incentive Plan.

KKR
INFORMATION ON KEY SEGMENT & OTHER MEASURES (UNAUDITED)
KKR's segment reporting is presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR's segment reporting is presented without giving effect to the consolidation of the investment funds and collateralized financing entities that KKR manages as well as other consolidated entities that are not subsidiaries of KKR & Co. Inc. Effective with the quarter ended June 30, 2018, we are reporting as a single segment, which is consistent with KKR’s internal management reporting to its chief operating decision makers.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s business. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibit A.
Adjusted shares are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. Inc. (including equity awards issued under the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred stock), KKR Holdings, and other holders of securities exchangeable into Class A common stock of KKR & Co. Inc. and represent the fully diluted share count of Class A common stock using the if-converted method. We believe this measure is useful to stockholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for Class A common stock of KKR & Co. Inc. The 6.75% Series A Preferred Stock ("Series A Preferred Stock") and 6.50% Series B Preferred Stock ("Series B Preferred Stock") are not exchangeable for Class A common stock of KKR & Co. Inc.
Adjusted shares eligible for distribution represents the portion of total adjusted shares that are eligible to receive a dividend. We believe this measure is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per share basis. Weighted average adjusted shares eligible for distribution is used in the calculation of after-tax distributable earnings per share.
After-tax distributable earnings is a measure of KKR’s earnings on a segment basis excluding mark-to-market gains (losses). Starting with the second quarter of 2018, it is defined as the amount of realized earnings of KKR that would be available for distribution as dividends to Class A common stockholders for a given reporting period, after deducting equity-based compensation. KKR revised the definition of after-tax distributable earnings starting in the second quarter of 2018, because it currently reflects how the chief operating decision makers allocate resources and assess performance of KKR’s business. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Historically equity-based compensation expense relating to the Equity Incentive Plan was not reflected in our calculation of after-tax distributable earnings. Under KKR’s current segment presentation, equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. For comparability, after-tax distributable earnings for the comparable prior periods have been calculated using this new definition.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and hedge fund managers in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund managers in which KKR holds a minority ownership interest; (vi) all of AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segment and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to stockholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. As of September 30, 2018, KKR's segment balance sheet reflects KKR's tax assets and liabilities as prepared under GAAP.

Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to stockholders as it provides additional insight into KKR’s available liquidity.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR receives management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a management fee are excluded (e.g., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a supplemental measure of earnings of KKR on a segment basis before performance income and investment income. KKR believes this measure may be useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Starting with the second quarter of 2018, fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s segment operating margin. For purposes of the fee related earnings calculation, segment operating margin is calculated as Segment Operating Earnings, before equity-based compensation, divided by total segment revenues. Historically, fee related earnings was calculated as operating earnings of KKR on a segment basis before performance income, related performance income compensation and investment income. KKR revised the definition of fee related earnings starting in the second quarter of 2018 to provide supplemental information about fees generated from KKR’s management companies and capital markets business because KKR believes it provides increased transparency on KKR’s underlying financial results to the stockholders. Fee related earnings for the comparable prior periods have been calculated using this new definition.
Income taxes paid represents the estimated total tax impact on KKR’s distributable earnings before taxes. This amount is the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc.
Outstanding adjusted shares represents the portion of total adjusted shares that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted shares is used to calculate book value per outstanding adjusted share, which we believe is useful to stockholders as it provides a measure of net assets of KKR’s reportable segment on a per share basis.
Segment operating earnings represents segment earnings before interest expense, preferred dividends, income attributable to noncontrolling interests and income taxes paid. We believe segment operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to operations.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$(0.74)	$1.22	$0.35
Weighted Average Shares of Class A Common Stock Outstanding - Basic	532,266,521	525,240,214	481,165,742
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$(392,982)	$640,198	$166,389

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	(303,468)	293,659	153,875
Add: Equity-based and Other Compensation - KKR Holdings L.P.	13,153	25,537	13,863
Add: Amortization of Intangibles and Other, net	(31,898)	60,948	65,045
Deduct: Unrealized Carried Interest	(938,597)	130,420	222,535
Deduct: Net Unrealized Gains (Losses)	(805,165)	251,346	(65,753)
Add: Unrealized Performance Income Compensation	(377,170)	57,407	90,439
Deduct: Gain from remeasurement of tax receivable agreement liability (1)	—	—	67,221
Add: Income Tax Provision	(143,294)	(129,405)	146,826
Deduct: Income Taxes Paid	47,980	69,880	39,837

After-tax Distributable Earnings	$460,123	$496,698	$372,597
Weighted Average Adjusted Shares Eligible for Distribution	833,010,571	829,125,784	821,280,755
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.55	$0.60	$0.45

After-tax Distributable Earnings	$460,123	$496,698	$372,597

Add: Equity-based Compensation (Equity Incentive Plan)	57,016	59,801	54,468
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	4,250	2,272	2,741
Add: Segment Income Taxes Paid	47,980	69,880	39,837
Add: Preferred Dividends	8,341	8,341	8,341
Add: Core Interest Expense (2)	33,143	30,869	30,361
Add: Depreciation and Amortization	3,860	3,649	3,555

Segment EBITDA (3)	$614,713	$671,510	$511,900

(1)
Represents the impacts of the remeasurement of the tax receivable agreement which arise from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the "TCJA").

(2)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(3)
Segment EBITDA may be useful in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and segment noncontrolling interests.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Year Ended
	December 31, 2018	December 31, 2017
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$2.14	$2.10
Weighted Average Shares of Class A Common Stock Outstanding - Basic	514,102,571	468,282,642
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$1,100,801	$984,941
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	3,102	—
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$1,097,699	$984,941

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	561,052	791,021
Add: Equity-based and Other Compensation - KKR Holdings L.P.	100,632	141,727
Add: Amortization of Intangibles and Other, net	26,116	122,870
Add: One-time Non-recurring Costs (1)	11,501	—
Add: Realized Losses on Certain Investments (2)	729,425	—
Deduct: Unrealized Carried Interest	(756,467)	600,242
Deduct: Net Unrealized Gains (Losses)	1,043,912	395,358
Add: Unrealized Performance Income Compensation	(295,794)	247,601
Deduct: Gain from remeasurement of tax receivable agreement liability (3)	—	67,221
Add: Income Tax Provision	(194,098)	224,326
Deduct: Income Taxes Paid	151,848	94,065

After-tax Distributable Earnings	$1,597,240	$1,355,600
Weighted Average Adjusted Shares Eligible for Distribution	829,443,128	816,466,568
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$1.93	$1.66

After-tax Distributable Earnings	$1,597,240	$1,355,600

Add: Equity-based Compensation (Equity Incentive Plan)	242,811	204,308
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	8,807	6,551
Add: Segment Income Taxes Paid	151,848	94,065
Add: Preferred Dividends	33,364	33,364
Add: Core Interest Expense	127,763	119,752
Add: Depreciation and Amortization	14,993	15,305

Segment EBITDA	$2,176,826	$1,828,945

(1)	Represents non-recurring costs in connection with the Conversion.

(2)	Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.

(3)	Represents the impacts of the remeasurement of the tax receivable agreement which arise from changes in the associated deferred tax balance, including the impacts related to the TCJA.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Total GAAP Revenues	$(178,056)	$1,129,666	$1,024,073
Add: Management Fees - Consolidated Funds and Other	186,931	104,356	111,614
Deduct: Fee Credits - Consolidated Funds	7,015	8,283	276
Deduct: Capital Allocation-Based Income (GAAP)	(719,639)	638,163	598,851
Add: Segment Realized Carried Interest	259,394	414,609	308,671
Add: Segment Realized Investment Income (Loss)	159,889	242,743	121,757
Deduct: Revenue Earned by Other Consolidated Entities	26,843	27,749	29,907
Deduct: Expense Reimbursements	37,990	38,212	36,013
Total Segment Revenues	$1,075,949	$1,178,967	$901,068

	Year Ended
	December 31, 2018	December 31, 2017
Total GAAP Revenues	$2,395,836	$3,557,280
Add: Management Fees - Consolidated Funds and Other	457,314	267,032
Deduct: Fee Credits - Consolidated Funds	48,193	4,028
Deduct: Capital Allocation-Based Income (GAAP)	554,510	2,015,676
Add: Segment Realized Carried Interest	1,218,647	1,198,981
Add: Segment Realized Investment Income (Loss)	651,792	479,716
Deduct: Revenue Earned by Other Consolidated Entities	111,185	106,042
Deduct: Expense Reimbursements	146,989	123,144
Total Segment Revenues	$3,862,712	$3,254,119

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Total GAAP Expenses	$237,736	$740,090	$636,703
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	12,913	25,327	13,863
Deduct: Segment Unrealized Performance Income Compensation	(377,170)	57,407	90,439
Deduct: Amortization of Intangibles	672	681	3,920
Deduct: Reimbursable Expenses	50,339	43,382	47,838
Deduct: Operating Expenses relating to Other Consolidated Entities	44,550	37,845	51,229
Add: Other	1,806	(18,368)	874
Total Segment Expenses	$508,238	$557,080	$430,288

	Year Ended
	December 31, 2018	December 31, 2017
Total GAAP Expenses	$2,089,477	$2,336,692
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	100,182	141,727
Deduct: Segment Unrealized Performance Income Compensation	(295,794)	247,601
Deduct: Amortization of Intangibles	7,700	17,821
Deduct: Reimbursable Expenses	176,126	155,173
Deduct: Operating Expenses relating to Other Consolidated Entities	179,818	172,920
Deduct: One-time Non-recurring Costs (1)	11,501	—
Add: Other	(25,870)	(18,523)
Total Segment Expenses	$1,884,074	$1,582,927

(1)	Represents non-recurring costs in connection with the Conversion

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2018
(Amounts in thousands)

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,751,287	(88,852)	—	839,804	—	$2,502,239	Cash and Short-term Investments
Investments	44,907,982	(30,069,428)	(922,977)	(4,068,113)	—	9,847,464	Investments
		—	—	1,223,084	—	1,223,084	Unrealized Carried Interest
		—	—	161,225	—	161,225	Corporate Real Estate
		—	—	561,114	—	561,114	Tax Assets
Other Assets	4,084,106	(1,730,191)	—	938,595	—	3,292,510	Other Assets
Total Assets	$50,743,375	(31,888,471)	(922,977)	(344,291)	—	$17,587,636

Liabilities and Equity
Debt Obligations	22,341,192	(19,024,874)	—	(948,517)	—	2,367,801	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	948,517	Debt Obligations - KFN
		—	—	174,395	—	174,395	Tax Liabilities
Other Liabilities	3,019,574	(986,930)	(922,977)	(518,686)	—	590,981	Other Liabilities
Total Liabilities	25,360,766	(20,011,804)	(922,977)	(344,291)	—	4,081,694

Redeemable Noncontrolling Interests	1,122,641	(1,122,641)	—	—	—

Stockholders' Equity
Preferred Stock	482,554	—	—	(482,554)	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,167,056	205,502	—	(17,446)	4,625,448	12,980,560	Book Value
Noncontrolling Interests	15,610,358	(10,959,528)	—	—	(4,625,448)	25,382	Noncontrolling Interests
		—	—	500,000	—	500,000	Preferred Stock
Total Liabilities and Equity	$50,743,375	(31,888,471)	(922,977)	(344,291)	—	$17,587,636

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2017
(Amounts in thousands)

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,876,687	—	—	1,338,107	—	—	$3,214,794	Cash and Short-term Investments
Investments	39,013,934	(27,684,368)	(1,220,559)	(1,620,401)	—	—	8,488,606	Investments
		—	—	1,620,401	—	—	1,620,401	Unrealized Carried Interest
Other Assets	4,944,098	(974,710)	—	(1,499,332)	—	(193,770)	2,276,286	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

Liabilities and Equity
Debt Obligations	21,193,859	(18,429,092)	—	(764,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	764,767	—	—	764,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,978,060	(2,207,518)	(1,220,559)	—	—	(123,284)	426,699	Other Liabilities
Total Liabilities	25,171,919	(20,636,610)	(1,220,559)	373,750	—	(123,284)	3,565,216

Redeemable Noncontrolling Interests	610,540	(610,540)	—	—	—	—

Equity
Preferred Units	482,554	—	—	(482,554)	—	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	6,703,382	214,188	—	(17,446)	4,844,271	(70,486)	11,673,909	Book Value
Noncontrolling Interests	12,866,324	(7,626,116)	—	(373,750)	(4,844,271)	—	22,187	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Stock
Total Liabilities and Equity	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.